UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – June 16, 2016

ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-91935	75-2851358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

In connection with the May 16, 2016 payment date for its Transition Bonds, Series 2004-1 (the “2004 Series Bonds”), Oncor Electric Delivery Transition Bond Company LLC (the “Company”) paid all interest then due on the 2004 Series Bonds and the final scheduled principal payment of $41,133,637 on the 2004 Series Bonds. After giving effect to this interest and principal payment, the 2004 Series Bonds have been fully paid.

The Bonds were issued under that certain Indenture, dated as of August 21, 2003, by and between the Company, as Issuer, and The Bank of New York Mellon (formerly The Bank of New York), as Trustee (the “Indenture”). On May 19, 2016 and June 2, 2016, in accordance with the terms and provisions of the Indenture, the amounts remaining in the collection account and interest accrued thereon, after giving effect to the final interest and principal payment, were transferred by the trustee to the Company.

As previously reported, the Company’s Transition Bonds, Series 2003-1 (the “2003 Series Bonds” and, together with the 2004 Series Bonds, the “Bonds”), which were also issued under the Indenture, matured and were paid in full in August 2015. In accordance with the terms and provisions of the Indenture, the amounts remaining in the collection account for the 2003 Series Bonds were subsequently transferred by the Trustee to the Company and the Indenture was satisfied and discharged with respect to the 2003 Series Bonds.

As a result of the maturity and payment in full of the Bonds, the Company has no remaining securities outstanding under the Indenture. The Indenture was satisfied and discharged with respect to the 2004 Series Bonds on June 16, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are hereby incorporated by reference into this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Monthly Servicer Report (Series 2004 – 1 for April 2016)

99.2	Semi - Annual Servicer’s Certificate (Series 2004 – 1 for May 2016)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

By:	/s/ John M. Casey
Name: John M. Casey
Title: Treasurer

Dated: June 21, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Monthly Servicer Report (Series 2004 – 1 for April 2016)

99.2	Semi - annual Servicer’s Certificate (Series 2004 – 1 for May 2016)